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Exhibit 4.6

ENBRIDGE ENERGY PARTNERS, L.P.
as Issuer

and

SUNTRUST BANK
as Trustee

$200,000,000

SERIES A AND SERIES B

4.75% NOTES DUE 2013

FIRST

SUPPLEMENTAL

INDENTURE

Dated as of May 27, 2003

EXHIBIT A:	Form of Note
EXHIBIT B:	Form of Supplemental Indenture
EXHIBIT C:	Certificate to be Delivered Upon Exchange or Registration of Transfer of Securities Pursuant to Rule 144A or Rule 501
EXHIBIT D:	Transferee Letter of Representations
EXHIBIT E:	Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

i

        FIRST SUPPLEMENTAL INDENTURE dated as of May 27, 2003 (this "Supplemental Indenture") between Enbridge Energy Partners, L.P., a Delaware limited partnership (the "Partnership" or the "Issuer"), and SunTrust Bank, a Georgia bank and trust company, as trustee (the "Trustee"),

W I T N E S S E T H:

        WHEREAS, the Issuer has heretofore entered into an Indenture, dated as of May 27, 2003 (the "Original Indenture"), with SunTrust Bank, as trustee;

        WHEREAS, the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the "Indenture";

        WHEREAS, under the Original Indenture, the form and terms of a new series of Debt Securities may at any time be established by a supplemental Indenture executed by the Issuer and the Trustee;

        WHEREAS, the Issuer proposes to create under the Indenture a new series of Debt Securities;

        WHEREAS, additional Debt Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and

        WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuer have been done or performed.

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
ESTABLISHMENT OF NEW SERIES

        Section 1.01.    Establishment of New Series.    (a) There is hereby established a new series of Notes to be issued under the Indenture, to be designated as the Issuer's 4.75% Notes due 2013 (the "Notes"). As provided in Article II hereof, the Notes shall be issued as either Series A Notes or Series B Notes, and any Notes may have such additional designation.

        (b)   There are to be authenticated and delivered $200,000,000 principal amount of Series A Notes on the Issue Date, and from time to time thereafter there may be authenticated and delivered an unlimited principal amount of Additional Notes. Further, from time to time after the Issue Date, Series B Notes may be authenticated and delivered in a principal amount equal to the principal amount of the Series A Notes exchanged therefor pursuant to an Exchange Offer.

        (c)   The Notes shall be issued initially in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Notes shall be The Depository Trust Company.

        (d)   Initially, there shall be no Subsidiary Guarantors. Each Note shall be dated the date of authentication thereof and shall bear interest as provided in paragraph 1 of the form of Note in Exhibit A hereto.

        (e)   If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern.

ARTICLE II
DEFINITIONS AND INCORPORATION BY REFERENCE

        Section 2.01.    Definitions.    All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Original Indenture. The following are additional definitions used in this Supplemental Indenture:

        "Additional Interest" means all additional interest owing on the Notes pursuant to a registration default under an Exchange and Registration Rights Agreement.

        "Exchange and Registration Rights Agreement" means (a) the Registration Rights Agreement among the Partnership and the Initial Purchasers dated the Issue Date relating to the Series A Notes issued on such date and (b) any similar agreement that the Issuer may enter into in relation to any other Series A Notes, in each case as such agreement may be amended or modified from time to time.

        "Exchange Offer" means the offer by the Issuer to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

        "Initial Purchasers" means Citigroup Global Markets Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., SunTrust Capital Markets, Inc., ABN AMRO Incorporated, HSBC Securities (USA) Inc., Wachovia Securities, Inc. and Tokyo-Mitsubishi International plc.

        "Notes" has the meaning assigned to it in Section 1.01(a) hereof, and includes both the Series A Notes and the Series B Notes.

        "Securities" shall have the meaning assigned to such term in the Exchange and Registration Rights Agreement relating thereto.

        "Series A Notes" means the Issuer's 4.75% Series A Senior Notes due 2013 to be issued pursuant to this Supplemental Indenture.

        "Series B Notes" means the Issuer's 4.75% Series B Notes due 2013 to be issued pursuant to an Exchange Offer.

        "Transfer Restricted Securities" means any Notes and Additional Notes outstanding prior to the Resale Restriction Termination Date with respect to such Notes and which must bear the legend required under Section 3.04 hereof.

        Section 2.02.    Other Definitions.

Term	Defined in Section
"Additional Notes"	3.02
"IAIs"	3.01
"QIBs"	3.01
"Regulation S"	3.01
"Resale Restriction Termination Date"	3.04
"Rule 144A"	3.01
"U.S. Persons"	3.01

ARTICLE III
THE NOTES

        Section 3.01.    Form.    The Notes shall be issued initially in the form of one or more Global Securities as Series A Notes, and the Series A Notes and Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Supplemental Indenture, and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. The Series A Notes constituting Transfer Restricted Securities will be resold initially only to (a) Qualified Institutional Buyers (as such term is defined in Section 144A of the Securities Act) ("QIBs") in reliance on Rule 144A of the Securities Act ("Rule 144A") and (b) Persons other than U.S. Persons (as defined under Regulation S under the Securities Act ("Regulation S")) ("U.S. Persons") in reliance on Regulation S. Thereafter, the Series A Notes may be transferred to, among others, QIBs, purchasers in reliance upon Regulation S and institutional "accredited investors" (as defined in subparagraph (a)(1), (2), (3) or (7) of Rule 501 of the Securities Act ("IAIs")) in accordance with the procedures set forth in Rule 501 of the Securities Act, provided that any Series A Notes constituting Transfer Restricted Securities that are transferred to IAIs who are not QIBs shall be issued only in definitive form. Pursuant to the terms of an Exchange and Registration Rights Agreement, upon consummation of the Exchange Offer contemplated thereby, the Series A Notes constituting Transfer Restricted Securities will be exchanged by the Holders for Series B Notes to be issued by the Issuer in accordance with Section 3.03 hereof. The Series B Notes shall be issued initially in the form of one or more Global Securities, and the Series B Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto.

        Section 3.02.    Issuance of Additional Notes.    The Issuer may, from time to time, issue an unlimited amount of additional Series A Notes ("Additional Notes") under the Indenture, which shall be issued in the same form as the Series A Notes issued on the Issue Date and which shall have identical terms as the Series A Notes issued on the Issue Date other than with respect to the issue date, issue price and first payment of interest. The Series A Notes issued on the Issue Date shall be limited in aggregate principal amount to $200,000,000. The Series A Notes issued on the Issue Date and any Additional Notes subsequently issued, together with any Series B Notes issued in exchange therefor pursuant to an Exchange Offer, shall be treated as a single series for purposes of giving of notices, consents, waivers, amendments and taking any other action permitted under the Indenture and for purposes of interest accrual and redemptions.

        Section 3.03.    Transfer of Transfer Restricted Securities.

        (a)   When Notes are presented to the Registrar with the request to register the transfer of such Notes or exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange in accordance with Article II of the Original Indenture. In addition, in the case of Series A Notes that are Transfer Restricted Securities, such request to register the transfer or make the exchange shall be accompanied by the following additional information and documents, as applicable, upon which the Registrar may conclusively rely:

          (1)   if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

          (2)   if such Transfer Restricted Securities are being transferred (i) to a QIB in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Issuer or the Trustee so requests) or (iii) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder in substantially the form of Exhibit C hereto; or

          (3)   if such Transfer Restricted Securities are being transferred to an IAI within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuer or the Trustee so requests), a certification to that effect from such Holder in substantially the form of Exhibit C hereto and a certification from the applicable transferee in substantially the form of Exhibit D hereto; or

          (4)   if such Transfer Restricted Securities are being transferred to Persons other than U.S. Persons in reliance on Regulation S, a certification to that effect from such Holder in substantially the form of Exhibit E hereto; or

          (5)   if such Transfer Restricted Securities are being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuer or the Trustee so requests), a certification to that effect from such Holder in substantially the form of Exhibit C hereto.

        (b)   Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

          (1)   in the case of any Transfer Restricted Security that is in the form of a definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a definitive Note that does not bear the legend set forth in Section 3.04(a) below and rescind any restriction on the transfer of such Transfer Restricted Security; and

          (2)   in the case of any Transfer Restricted Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the legend set forth in Section 3.04(a) below if all other interests in such Global Security have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act.

Notwithstanding the foregoing, upon consummation of an Exchange Offer, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.05 of the Original Indenture, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in Section 3.04(a) below, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a Person participating in the distribution of the Series A Notes or (B) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Issuer. The Issuer shall identify to the Trustee such Holders of the Notes in a written certification signed by an officer of the Issuer and, absent certification from the Issuer to such effect, the Trustee shall assume that there are no such Holders.

        (c)   Upon any sale or transfer of a Transfer Restricted Security in definitive form initially resold to Persons other than U.S. Persons in reliance upon Regulation S pursuant to (i) Regulation S following 40 consecutive days beginning on and including the later of the day on which such Transfer Restricted Security was offered to Persons other than "distributors" (as such term is defined in Regulation S) and the date of the closing of the original offering, or (ii) an effective registration statement under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a definitive Note that does not bear the legend referred to in Section 3.04(b) below and rescind any restriction on the transfer of such Transfer Restricted Security.

        Section 3.04.    Restrictive Legends.

        (a)   Except as provided in Section 3.03 hereof, prior to the Resale Restriction Termination Date, each security certificate evidencing the Notes shall bear a legend in substantially the following form:

        THE ISSUANCE AND SALE OF THIS SECURITY (AND ANY GUARANTEE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER THIS

SECURITY (NOR ANY GUARANTEE HEREOF) NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(k) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO THE ISSUER OR ITS SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), (4) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

        (b)   Each security certificate evidencing the Global Securities shall bear a legend substantially in the form set forth in Section 2.15(a) of the Original Indenture.

ARTICLE IV
REDEMPTION

        Section 4.01.    Optional Redemption.

        (a)   At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.

        (b)   To redeem the Notes, the Issuer must pay a redemption price in an amount determined in accordance with the provisions of paragraph number 5 of the form of Note in Exhibit A hereto, plus accrued and unpaid interest, if any, including Additional Interest, if any, to the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

        (c)   Any redemption pursuant to this Section 4.01 shall be made pursuant to the provisions of Sections 3.01 through 3.03 of the Original Indenture. The actual redemption price, calculated as provided in paragraph number 5 of the form of Note in Exhibit A hereto, shall be certified in writing to the Issuer and the Trustee by the Independent Investment Banker (as defined in such paragraph 5) no later than two Business Days prior to each Redemption Date.

        Section 4.02.    Mandatory Redemption.    The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes and shall have no obligation to repurchase any Notes at the option of the Holders.

ARTICLE V
COVENANT SUPPLEMENTS

        Section 5.01.    Covenants of the Partnership.    Article IV of the Original Indenture is hereby supplemented, but only in relation to the Notes, by the addition of the following new Section at the end of Article IV:

        "Section 4.13.    Subsidiary Guarantees.    If any Subsidiary of the Partnership that is not then a Subsidiary Guarantor becomes a guarantor or co-obligor of any Funded Debt of the Partnership, in either case after the Issue Date, then the Partnership shall cause such Subsidiary to promptly execute and deliver a supplemental Indenture, substantially in the form of Exhibit B hereto, providing for the Guarantee of the payment of the Notes pursuant to Article XIV hereof."

ARTICLE VI
ADDITIONAL EVENT OF DEFAULTS

        Section 6.01.    Events of Default.    With respect to the Notes only, the following additional Event of Default is hereby added to Section 6.01(h) of the Original Indenture:

          "(h) default by the Partnership or any of its Subsidiaries in the payment at the Stated Maturity, after the expiration of any applicable grace period, of principal of, premium, if any, or interest on any Debt then outstanding having a principal amount in excess of the greater of $25 million and 2% of total partners' capital in the Partnership, or acceleration of any Debt having a principal amount in excess of the greater of such amounts so that it becomes due and payable prior to its Stated Maturity and such acceleration is not rescinded within 30 days after the date on which written notice specifying such default shall have been given to the Partnership by the Trustee or to the Partnership and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding;"

ARTICLE VII
MISCELLANEOUS

        Section 7.01.    Integral Part.    This Supplemental Indenture constitutes an integral part of the Indenture.

        Section 7.02.    Additional Interest.    In relation to the Notes, all references to "interest" in the Original Indenture and in the Notes shall be deemed to include Additional Interest, if any, unless the context otherwise requires.

        Section 7.03.    Adoption, Ratification and Confirmation.    The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

        Section 7.04.    Counterparts.    This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

        Section 7.05.    Governing Law.    THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        Section 7.06.    Trustee Makes No Representation.    The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

[Signatures on following page]

SIGNATURES

ISSUER:
ENBRIDGE ENERGY PARTNERS, L.P.
By: Enbridge Management, L.L.C., as delegate of Enbridge Energy Company, Inc., its General Partner
	By:	/s/ DAN C. TUTCHER
Name: Dan C. Tutcher Title: President
TRUSTEE:
SUNTRUST BANK, as Trustee
By:	/s/ GEORGE HOGAN Name: George Hogan Title: Vice President

EXHIBIT A

(Form of Face of Note)

CUSIP	No.

ISIN	$

ENBRIDGE ENERGY PARTNERS, L.P.

4.75% Series     Notes due 2013

        Enbridge Energy Partners, L.P., a Delaware limited partnership, promises to pay to                         , or registered assigns, the principal sum of                          Dollars [or such greater or lesser amount as may be endorsed on the Schedule attached hereto](1) on June 1, 2013.

(1)
To be included only if the Note is issued in global form.

Interest Payment Dates: June 1 and December 1
Record Dates: May 15 and November 15

                      ENBRIDGE ENERGY PARTNERS, L.P.
                      By: Enbridge Energy Management, L.L.C., as
                      delegate of Enbridge Energy Company, Inc., its
                      General Partner

By:

Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

SUNTRUST BANK,
As Trustee

By:	Authorized Signatory
Dated:

(Form of Back of Note)

4.75% Series      Notes due 2013

        [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.](2)

(2)
To be included only if the Note is issued in global form.

        [THE ISSUANCE AND SALE OF THIS SECURITY (AND ANY GUARANTEE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER THIS SECURITY (NOR ANY GUARANTEE HEREOF) NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(k) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO THE ISSUER OR ITS SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), (4) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS

OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.](3)

(3)
To be included on Transfer Restricted Securities only.

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.    Interest; Additional Interest.    Enbridge Energy Partners, L.P., a Delaware limited partnership (the "Partnership" or the "Issuer"), promises to pay interest on the principal amount of this Note at 4.75% per annum from                ,             until maturity. The Issuer shall pay interest semi-annually on June 1 and December 1 of each such year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be                ,             . The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the same rate; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        2.    Method of Payment.    The Issuer shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.17 of the Original Indenture with respect to Defaulted Interest, and the Issuer shall pay principal (and premium, if any) of the Notes upon surrender thereof to the Trustee or a paying agent on or after the Stated Maturity thereof. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Trustee maintained for such purpose (which initially is c/o Computershare Trust Company, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005), or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium, if any, on, (a) each Global Security and (b) all other Notes aggregating at least $1,000,000 in principal amount the Holder of which shall have provided wire transfer instructions to the Issuer or the paying agent on or prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.    Paying Agent and Registrar.    Initially, SunTrust Bank, the Trustee under the Indenture, shall act as paying agent and Registrar. The Issuer may change any paying agent or Registrar without notice to any Holder. The Partnership may act in any such capacity.

        4.    Indenture.    The Issuer issued the Notes under an Indenture dated as of May 27, 2003 (the "Original Indenture"), as supplemented by the First Supplemental Indenture dated as of the same date (the "Supplemental Indenture" and, together with the Original Indenture, the "Indenture") between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are the obligation of the Issuer, initially in aggregate principal amount of $200 million. The Issuer may issue an unlimited aggregate principal amount of Additional Notes under the Indenture. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same series (with identical terms other than with respect to the issue date, issue price and first payment of interest) as the initial Note for the purposes indicated in Section 3.02 of the Supplemental Indenture). Initially, the Notes are not guaranteed, but in the future they may be guaranteed by one or more Subsidiary Guarantors on the conditions and subject to the terms provided in Section 4.13 and Article XIV of the Indenture.

        5.    Optional Redemption.    (a) At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.

          (b)   To redeem the Notes, the Issuer must pay a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus, in either case, accrued and unpaid interest, if any, including Additional Interest, if any, to the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

        For purposes of determining the redemption price, the following definitions shall apply:

        "Comparable Treasury Issue" means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes to be redeemed.

        "Comparable Treasury Price" means, for any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means either Citigroup Global Markets Inc. or Banc of America Securities LLC, as specified by the Partnership, and any successor firm, or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Partnership.

        "Reference Treasury Dealer" means each of Citigroup Global Markets Inc. and Banc of America Securities LLC, plus two other dealers selected by the Trustee that are primary U.S. government securities dealers in New York City and their respective successors; provided, if any of Citigroup Global Markets Inc. or Bank of America Securities LLC or any primary U.S. government securities dealer selected by the Trustee shall cease to be a primary U.S. government securities dealer, then such other primary U.S. government securities dealers as may be substituted by the Trustee.

        "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

        "Treasury Rate" means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week in which the calculation date falls (or in the immediately preceding week if the calculation date falls on any day prior to the usual publication date for such release) or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date. Any weekly average yields calculated by interpolation or extrapolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

        6.    Mandatory Redemption.    The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase them at the option of the Holders.

        7.    Notice of Redemption.    Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption and with respect to which the redemption price has been paid.

        8.    Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes or other governmental charges imposed in relation thereto.

        9.    Persons Deemed Owners.    The registered Holder of a Note shall be treated as its owner for all purposes.

        10.    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Indenture may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes, and any existing default or compliance with any provision of the Indenture relating to the Notes may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes. Without the consent of any Holder of a Note, the Indenture may be amended or supplemented for any of the purposes set forth in Section 9.01 of the Indenture, including to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Issuer's obligations to Holders of the Notes in case of a merger or consolidation of the Issuer or sale of all or substantially all of the Issuer's assets, to add or release Subsidiary Guarantors pursuant to the terms of the Indenture, to make any change that does not adversely affect the rights under the Indenture of any Holder of the Notes, to comply with the requirements of the SEC to permit the qualification of the Indenture under the TIA, to evidence or provide for the acceptance of appointment under the Indenture of a successor or separate Trustee, to add to the covenants of the Issuer or any Subsidiary Guarantor, to secure the Notes or the Guarantee or to establish the form or terms of any other series of Debt Securities.

        11.    Defaults and Remedies.    Events of Default with respect to the Notes include: (i) default for 30 days in the payment when due of interest on, including any Additional Interest with respect to, the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when due at Stated Maturity, upon redemption or otherwise, (iii) failure by the Partnership or any Subsidiary Guarantor for 60 days after notice to comply with any of its other covenants or agreements in the Indenture relating to the Notes; (iv) default by the Partnership or any of its Subsidiaries in the payment at the Stated Maturity, after the expiration of any applicable grace period, of principal of, premium, if any, or interest on any Debt then outstanding having a principal amount in excess of the greater of $25 million and 2% of total partners' capital in the Partnership, or acceleration of any Debt having a principal amount in excess of the greater of such amounts so that it becomes due and payable prior to its Stated Maturity and such acceleration is not rescinded within 30 days after notice; (v) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be null and void or shall cease to be in full force and effect or any Subsidiary Guarantor shall deny or disaffirm its obligations under the Indenture or its Guarantee and (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Issuer or, if and so long as the Notes are guaranteed by a Subsidiary Guarantor, such Subsidiary Guarantor. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. If and so long as the Trustee in good faith so determines, the Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, the principal of, or premium, if any, on, the Notes. The Partnership is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Partnership is required within 30 days after the occurrence of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and certain additional information.

        12.    Trustee Dealings with Issuer.    The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

        13.    No Recourse Against Others.    The General Partner and its directors, officers, employees, incorporators, members and stockholders, as such, shall have no liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, the Indenture or the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        14.    Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        15.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        16.    CUSIP and ISIN Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        17.    Additional Rights of Holders of Transfer Restricted Securities.    In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Exchange and Registration Rights Agreement, including the right to receive Additional Interest as set forth therein.

        The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

    Enbridge Energy Partners, L.P.
    1100 Louisiana Street, Suite 3300
    Houston, Texas 77002-5217
    Attention: General Counsel

Assignment Form

        To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE(4)

(4)
To be included only if the Note is issued in global form.

        The original principal amount of this Global Note is $200,000,000. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of                        , among Enbridge Energy Partners, L.P., a Delaware limited partnership (the "Partnership" or the "Issuer"),                        (the "Subsidiary Guarantor"), a direct or indirect subsidiary of the Partnership, and SunTrust Bank, as trustee under the indenture referred to below (the "Trustee"),

W I T N E S S E T H:

        WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the "Original Indenture"), dated as of May 27, 2003, as supplemented by the First Supplemental Indenture (the "First Supplemental Indenture" and, together with the Original Indenture, the "Indenture") dated as of the same date, between the Issuer and the Trustee, providing for the issuance of the Issuer's 4.75% Notes due 2013 (the "Notes");

        WHEREAS, Section 4.13 of the Indenture provides that under certain circumstances the Partnership is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Issuer's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

        WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture;

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

        1.    Definitions.    (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        (b)   For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

        2.    Agreement to Guarantee.    The Subsidiary Guarantor hereby agrees, jointly and severally with any other Subsidiary Guarantors under the Indenture, to guarantee the Issuer's obligations under the Notes and all other amounts due and payable under the Indenture on the terms and subject to the conditions set forth in Article XIV of the Original Indenture and to be bound by all other applicable provisions of the Indenture. To further evidence the Guarantee set forth in Section 14.01 of the Original Indenture, the Subsidiary Guarantor is executing a notation relating to such Guarantee, substantially in the form attached to the Original Indenture as Annex A. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

        3.    GOVERNING LAW.    THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A NEW YORK CONTRACT, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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        4.    Trustee Makes No Representation.    The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

        5.    Counterparts.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        6.    Effect of Headings.    The Section headings herein are for convenience only and shall not effect the construction thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ENBRIDGE ENERGY PARTNERS, L.P.
By: Enbridge Energy Management, L.L.C., as delegate of Enbridge Energy Company, Inc., its General Partner
By:
Name: Title:
[SUBSIDIARY GUARANTOR],
By:
Name: Title:
SUNTRUST BANK, as Trustee
By:
Name: Title:

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EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF SECURITIES
PURSUANT TO RULE 144A OR RULE 501

Re: 4.75% Series [A/B] Notes due 2013 of Enbridge Energy Partners, L.P. (the "Issuer")

        This Certificate relates to $            principal amount of the above captioned Notes held in definitive form (the "Securities") by                        (the "Transferor").

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

        In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture and the Supplemental Indenture relative to the Securities and that the transfer of this Security does not require registration under the Securities Act (as defined below) because:*

☐
Such Security is being acquired for the Transferor's own account without transfer.

☐
Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in reliance on Rule 144A under the Securities Act.

☐
Such Security is being transferred (i) in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Issuer or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

☐
Such Security is being transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Issuer or the Trustee so requests) together with a certification in substantially the form of Exhibit D to the Supplemental Indenture and, to the knowledge of the Transferor, such institutional accredited investor to whom such Security is to be transferred is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Issuer.

☐
Such Security is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Issuers so request).

*
Check appropriate response.

C-1

[INSERT NAME OF TRANSFEROR]
By:
Name: Title: Address:

Date: ____________________________________

C-2

EXHIBIT D

TRANSFEREE LETTER OF REPRESENTATIONS

Enbridge Energy Partners, L.P.
1100 Louisiana Street, Suite 3300
Houston, Texas 77002-5217
Attention: General Counsel

SunTrust Bank, Trustee
25 Park Place N.E., 24th Floor
Atlanta, Georgia 30303-2900
Attn: Corporate Trust Group

Ladies and Gentlemen:

        In connection with our proposed purchase of $                        aggregate principal amount of 4.75% Series [A/B] Notes due 2013 (the "Securities") of Enbridge Energy Partners, L.P. (the "Issuer"):

        1.     We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any other applicable securities laws, and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Securities, or any predecessor, thereto (the "Resale Restriction Termination Date") only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission (the "Commission"), (c) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (an "Institutional Accredited Investor") that is acquiring the Securities for its own account or for the account of another Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the regulations of the Securities Act and any other applicable securities laws or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an Institutional Accredited Investor and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Issuer and the Trustee reserve the right prior to any offer, sale or other transfer pursuant to clause (d) or (e) prior to the Resale Restriction Termination Date of the Securities to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee.

        2.     We are an Institutional Accredited Investor purchasing for our own account or for the account of another Institutional Accredited Investor.

D-1

        3.     We are acquiring the Securities purchased by us for our own account, or for one or more accounts as to each of which we exercise sole investment discretion, for investment purposes and not with a view to, or for offer or sale in connection with any distribution in violation of, the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the Securities, we invest in securities similar to the Securities in the normal course of our business and we, and all accounts for which we are acting, are able to bear the economic risks of investment in the Securities.

        4.     You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF TRANSFEREE]
By:
Authorized Signatory

        Upon transfer, the Securities should be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID No:

D-2

EXHIBIT E

CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

[Date]

Enbridge Energy Partners, L.P.
1100 Louisiana Street, Suite 3300
Houston, Texas 77002-5217
Attention: General Counsel

SunTrust Bank, Trustee
25 Park Place N.E., 24th Floor
Atlanta, Georgia 30303-2900
Attn: Corporate Trust Group

  Re:
  Enbridge Energy Partners, L.P. (the "Issuer")
  4.75% Series [A/B] Notes due 2013 (the "Securities")

Ladies and Gentlemen:

        In connection with our proposed sale of $            aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (a)   the offer of the Securities was not made to a person in the United States;

          (b)   either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (c)   no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (d)   the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

        In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

        You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[NAME OF TRANSFEROR]
By:
Authorized Signatory

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QuickLinks

TABLE OF CONTENTS
ARTICLE I ESTABLISHMENT OF NEW SERIES
ARTICLE II DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE III THE NOTES
ARTICLE IV REDEMPTION
ARTICLE V COVENANT SUPPLEMENTS
ARTICLE VI ADDITIONAL EVENT OF DEFAULTS
ARTICLE VII MISCELLANEOUS
ENBRIDGE ENERGY PARTNERS, L.P. 4.75% Series Notes due 2013
Assignment Form
SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE(4)
FORM OF SUPPLEMENTAL INDENTURE
CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES PURSUANT TO RULE 144A OR RULE 501
TRANSFEREE LETTER OF REPRESENTATIONS
CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S